EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statement of NeoMedia Technologies, Inc.(the "Company") on Form S-3 (File No. 333-51811) of our report dated October 24, 1997, on our audit of the consolidated financial statements of NeoMedia Technologies, Inc. and subsidiaries as of December 31, 1996, and for the year then ended. We also consent to the references to our firm under the heading "Experts".



/s/ COOPERS & LYBRAND L.L.P.



Chicago, Illinois
June 12, 1998